CALI REALTY CORPORATION

                        RESTRICTED SHARE AWARD AGREEMENT

                                  JAMES NUGENT
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                 AGREEMENT EVIDENCING THE GRANT OF A RESTRICTED
                SHARE AWARD PURSUANT TO THE EMPLOYMENT AGREEMENT
              FOR JAMES NUGENT ENTERED INTO AS OF JANUARY 21, 1997

            AGREEMENT ("Agreement") effective as of January 21, 1997, ("Grant Date") by and between Cali Realty Corporation (the "Company") and James Nugent ("Recipient").

            WHEREAS, pursuant to the employment agreement between Recipient and the Company entered into as of January 21, 1997 (the "Employment Agreement"), the Company has awarded shares of the Company's common stock, par value $.01 per share ("Common Stock") to the Recipient subject to such terms, conditions, and restrictions (hereinafter, "Restricted Share Award") as set forth in the Employment Agreement and this Agreement;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. Award of Shares of Restricted Stock.

            Pursuant to the Employment Agreement, the Company hereby awards to the Recipient, effective as of the Grant Date, a Restricted Share Award representing the right to earn 7,405 shares of Common Stock ("Restricted Shares") subject to the terms, conditions and restrictions set forth herein. Capitalized terms not otherwise defined in this Agreement shall be as defined in the Employment Agreement.

            2. Award Restrictions.

                  (a) General Rules. Ownership of Restricted Shares shall not vest in the Recipient, and shall be subject to forfeiture until the conditions of Section 2(b) and (c) are fully satisfied. For purposes of this Agreement, the following concepts shall be defined as follows: (i) the lapse of restrictions on the Recipient's rights with respect to the Restricted Shares granted hereunder shall be referred to as "Vesting"; (ii) the period between the Grant Date and the date of Vesting shall be referred to as the "Vesting Period"; and (iii) the date Vesting occurs shall be referred to as the
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"Vesting Date."

                  (b) Vesting. An aggregate of 7,405 Restricted Shares may be earned by the Recipient and vest on a cumulative basis over a five to seven year Vesting Period, with 1,481 Restricted Shares scheduled to be vested and earned on each Vesting Date provided the Performance Goals specified in Section 2(c) below are satisfied. The Vesting Date for this Agreement shall be January 21. In determining the number of Restricted Shares which are earned and vested, fractional shares shall be rounded down to the nearest whole number and shall be aggregated and earned, on the last Vesting Date.

                  (c) Performance Goals. (i) A total of 1,481 Restricted Shares shall vest on each Vesting Date provided one of the following financial tests ("Financial Tests") is met for the measurement period ending on the last day of the Company's fiscal year immediately preceding such Vesting Date: (A) the Company achieves an eight percent (8%) funds from operations per common share ("FFO") increase, or (B) shareholders receive a fifteen percent (15%) total return (dividends plus stock appreciation per share of Common Stock). For purposes of this Agreement, FFO shall mean (i) net income (loss) before minority interest of unit holders, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from debt restructuring and sale of property, plus real estate return, depreciation and amortization as calculated in accordance with the National Association of Real Estate Investment Trusts definition published in March 1995, as amended from time to time, and as applied in accordance with the accounting practices and policies of the Company in effect from time to time on a consistent basis to the entire Vesting Period, divided by (ii) the sum of (A) the primary weighted average number of outstanding shares of Common Stock as it appears in the Company's financial statement for the applicable period and (B) the primary weighted average number of


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outstanding limited partnership units of Cali Realty, L.P., a Delaware limited partnership of which the Company is the sole general partner, for the applicable period.

                        (ii) In the event that neither of the Financial Tests above is satisfied in the measurement period ending on the applicable Vesting Date ("Non-Achievement Year"), any Restricted Shares that failed to vest on such Date may vest on a subsequent Vesting Date provided the test described below is satisfied (the "Cumulative Test"). The Cumulative Test shall be applied at the end of any measurement period ("Catch-Up Year") with respect to any prior Non-Achievement Year provided both of the following conditions are satisfied:
(I) a Financial Test is satisfied in the Catch-Up Year without respect to any prior period and (II) a Financial Test is satisfied in the Catch-Up Year on a cumulative basis beginning with the first measurement period occurring within the Vesting Period and ending with the Catch-Up Year. In the event that both of the conditions in the immediately preceding sentence are satisfied, the Restricted Shares that failed to vest in the Non-Achievement Year shall automatically vest on the Vesting Date applicable to the Catch-Up Year. For example, if vesting occurred in years one (1) and two (2), year three (3) is a Non-Achievement Year, and one of the Financial Tests is met in year four (4), the Cumulative Test may be used. Vesting in that portion of the Restricted Stock Award scheduled to vest in year three (3) will occur in year four (4) if either the aggregate FFO is thirty-two percent (32%) or the aggregate total return is sixty percent (60%) at the end of the fourth (4th) fiscal year. Rules for Application of the Cumulative Test: (a) it is not necessary for the Catch-Up Year to immediately succeed the Non-Achievement Year in order for the Cumulative Test to be applicable as long as the Catch-Up Year occurs during the Vesting Period and (b) it is not necessary for the same Financial Test to be satisfied in the Catch-Up Year, first on an independent and then on a cumulative basis, in order for conditions (I) and (II) above to be satisfied. Notwithstanding any contrary


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provisions contained in this Section 2(c), any Restricted Shares that have not been earned and vested by January 21, 2004 pursuant to the Cumulative Test shall automatically be canceled and forfeited.

                        (d) Lapse of Restrictions. Upon the Vesting of Restricted Shares, the Recipient shall own the Shares free and clear of all restrictions imposed by this Agreement and the Recipient shall be free to hold or dispose of such Shares in his discretion, subject to applicable federal and state law or regulations.

                        (e) Prohibition Against Assignment. During the Vesting Period, the Restricted Shares may not be transferred or encumbered by the Recipient by means of sale, assignment, mortgage, transfer, exchange, pledge, or otherwise. The levy of any execution, attachment, or similar process upon the Restricted Shares shall be null and void.


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            3. Stock Certificates.

                  (a) Certificates. Restricted Shares shall be evidenced by one or more stock certificates registered in the name of the Recipient or a nominee or nominees therefor. Prior to Vesting, the Company shall prepare and issue a certificate for the Restricted Shares (the "Share Certificate"), which shall be registered in the name of the Recipient and which shall bear such restrictive legend or legends (if any) as the Company may deem necessary or desirable under any applicable law.

                  (b) Stock Powers. The Recipient shall execute and deliver to the designee of the Company (the "Designee") a stock power designating the Company as the transferee of an unspecified number of Shares, which stock power may be completed by the Designee as specified herein. The Recipient and the Company each waive the requirement that the signature of the Recipient on the stock power be guaranteed. Upon receipt of a copy of this Agreement and the stock power, each signed by the Recipient, the Designee shall promptly notify the proper officers of the Company who shall cause the Share Certificate to be deposited with the Designee, to be held in accordance with the terms of the Employment Agreement and this Agreement.

                  (c) Effect of Vesting. Upon Vesting, the Company shall cause to be delivered to the Recipient (i) a certificate for the Shares which have vested free and clear of restrictive legends and (ii) any stock powers signed hereunder by the Recipient remaining in its possession. In the event that the Recipient dies after Vesting and before delivery of the certificate, such certificate shall be delivered to, and registered in the name of, the Recipient's beneficiary or estate, as the case may be.

                  (d) Rights of Stockholder. Except as otherwise provided in
Section 2 and this Section 3, during the Vesting Period and after the certificates for the Restricted Shares have been issued, the Recipient shall be entitled to all rights of a


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stockholder of the Company, including the right to vote and the right to receive dividends, with respect to the Restricted Shares subject to this Agreement. Subject to applicable withholding requirements, if any, dividends on the Restricted Shares shall be paid to the Recipient when earned.

                  (e) Power of Designee. The Designee is hereby authorized by the Recipient to utilize the stock power delivered by the Recipient to transfer all forfeited Shares to the Company upon receipt of instructions from a duly authorized representative of the Company.

            4. Termination of Employment; Change in Control.

                  (a) Termination Due to Disability or Death; Change in Control. Unless otherwise provided in the Employment Agreement, if the Recipient terminates employment with the Company prior to the end of the Vesting Period set forth in this Agreement due to Disability or death, all Restricted Shares subject to this Agreement and held by, or on behalf of, the Recipient shall be deemed earned and vested as of the Recipient's last day of employment with the Company. In addition, unless otherwise provided in the Employment Agreement, all Restricted Shares subject to this Agreement and held by the Recipient on the date a Change in Control occurs shall be deemed earned and vested as of such date.

                  (b) Termination for Any Other Reason. Unless otherwise provided in the Employment Agreement, if the Recipient's employment with the Company terminates prior to the end of the Vesting Period set forth in this Agreement for reasons other than Disability or death, any Restricted Shares subject to this Agreement that have not been earned and vested prior to the Recipient's termination of employment shall be immediately forfeited on the last day of the Recipient's employment with the Company.

            5. Withholding.


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                  In connection with the delivery of any stock certificates, or the making of any payment in accordance with the provisions of this Agreement, the Company shall withhold Shares or cash amounts (for fractional Shares) equal to the taxes then required by applicable federal, state and local law to be so withheld.

            6. Tax Gross-Up Payments.

                  (a) Entitlement to Tax Gross-Up Payments. The Recipient shall be entitled to receive a tax gross-up payment (the "Tax Gross-Up Payment") from the Company with respect to each tax year Restricted Shares covered by this Agreement are distributed to him. Each Tax Gross-Up Payment shall be a dollar amount equal to forty (40%) percent of the Fair Market Value of the Restricted Shares at time of distribution, exclusive of dividends.

                  (b) Effect of Termination Due to Disability or Death; Change in Control. Unless otherwise provided in the Employment Agreement, if the Recipient terminates employment with the Company prior to the end of the Vesting Period set forth in this Agreement due to Disability or death, or in the event a Change in Control occurs, a final Tax Gross-Up Payment shall be made to the Recipient (or his Beneficiary, as the case may be) in a dollar amount equal to forty (40%) percent of the Fair Market Value of the Restricted Shares distributed to the Recipient (or his beneficiary), exclusive of dividends. Payment of the final Tax Gross-Up Payment shall be made on the date the Restricted Shares are distributed or as soon as administratively feasible thereafter.

                  (c) Effect of Termination for Any Other Reason. Unless otherwise provided in the Employment Agreement, if the Recipient's employment with the Company terminates prior to the end of the Vesting Period set forth in this Agreement for any reason other than Disability or death, no further Tax Gross-Up Payments shall be made to such Recipient.


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            7. Adjustments for Capital Changes.

                  In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company, a duly authorized representative of the Company shall adjust the number of Restricted Shares granted pursuant to the Employment Agreement and this Agreement to prevent dilution or enlargement of the rights granted to the Recipient.

            8. No Right to Continued Employment.

                  Nothing in this Agreement shall confer on the Recipient any right to continue as an employee of the Company or in any way affect the Company's or any subsidiary's right to terminate the Recipient's employment at any time.


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            9. Notice.

            Any notice to the Company hereunder shall be in writing addressed to:

            Cali Realty Corporation
            11 Commerce Drive
            Cranford, New Jersey  07016
            Attn:  John R. Cali
                   Chief Administrative Officer

            Any notice to the Recipient hereunder shall be in writing addressed to:

            Mr. James Nugent
            608 North Boulevard
            Belmar, New Jersey  07719

            or such other address as the Recipient shall notify the Company in writing.

            10. Entire Agreement; Effect of Employment Agreement.

                  (a) Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by each of the parties hereto. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default thereof.

                  (b) Effect of Employment Agreement. In the event the Employment Agreement with the Company contains additional rights, duties and/or obligations with respect to the Recipient, such terms and conditions shall govern the Recipient's Restricted Share Award as if such terms and conditions had been set forth herein; and in the event of any conflict or inconsistency between the terms of the Employment Agreement or this Agreement, the terms and conditions of the Employment Agreement shall control.

            11. Construction.

                  The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.


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            12. Governing Law.

            This Agreement shall be governed by the laws of the State of New Jersey applicable to contracts made, and to be enforced, within the State of New Jersey.

            13. Successors.

            This Agreement shall be binding upon and inure to the benefits of the successors, assigns and heirs of the respective parties.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective on the date first above written.

                                          Cali Realty Corporation

                                          By: /s/ John R. Cali
                                             ------------------------------
                                             John R. Cali
                                             Chief Administrative Officer

                                          Recipient

                                          /s/ James Nugent
                                          ------------------------------
                                          James Nugent


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